[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

PRODUCT DEVELOPMENT AGREEMENT

This Product Development Agreement (this “Agreement”) is effective July 1, 2018 (the “Effective Date”) and is between RRD International, LLC, a Delaware limited liability company with offices at 7361 Calhoun Place, Suite 510, Rockville, MD  20855 (hereinafter “RRD”) and Eiger BioPharmaceuticals, Inc., a Delaware corporation with executive offices at 2155 Park Boulevard., Palo Alto, CA  94306 (hereinafter “Eiger”).  Each of RRD and Eiger is a “Party” and together they are the “Parties.” When signed by both Parties, this Agreement will set forth the terms and conditions under which RRD agrees to provide certain product development services to Eiger as set forth herein.

Recitals:

WHEREAS, Eiger is engaged in the development and commercialization of novel pharmaceutical products.

WHEREAS, RRD provides strategic product development services for the development of pharmaceutical products by utilizing a Product Development Team (“PDT”) structure that functions similarly to a biopharma’s PDT and includes senior-level experts who are fully engaged in product development strategy and planning.

WHEREAS, RRD’s model is specifically structured to create a strong alignment of interests between RRD and its clients, while accelerating and streamlining the development process. Within this framework, the RRD team will function as the part of the Eiger PDT and will provide engagement, oversight, and management of third-party Clinical Research Organizations (“CROs”) and vendors, in each case, to the extent requested by Eiger.

WHEREAS, Eiger desires to engage the services of RRD for the development of certain products, with such services to be described and agreed upon by the Parties within the Project Agreements (as defined below).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Project Agreements.
A.

As a “master” form of contract, this Agreement allows the Parties to contract for multiple projects through multiple Project Agreements, without having to renegotiate the basic terms and conditions herein.

B.

The specific details of each assignment or task for the development of each individual Eiger product will be separately negotiated and specified in a written project agreement (each, a “Project Agreement”) on terms acceptable to the Parties.

C.

Upon execution by RRD and Eiger, each Project Agreement shall constitute an integral part of this Agreement. Each Project Agreement will include substantially all of the information relating to the specific services to be conducted by RRD (as related to each Project Agreement, the “Services”) including the items listed in Section 1.D, below.  No Services shall be commenced or performed by RRD, and neither Party shall be obligated with respect to any assignment or task, until an applicable Project Agreement is executed by both Parties, nor shall either Party be obligated to enter into any Project Agreement hereunder. Each Project Agreement shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the Project Agreement. In the event of any inconsistency between this Agreement and any Project Agreement, this Agreement shall control. Any changes to a Project Agreement must be made in writing and signed by the Parties. RRD shall perform all Services under any Project Agreement in a diligent, professional and timely manner in accordance with the terms of this Agreement, such applicable Project Agreement and all applicable laws and regulations.

D.	Each Project Agreement shall contain the following exhibits as listed below as more specifically described herein:
▪	Initial Protocol Assumptions
▪	RRD Product Development Team
▪	Development Advisory Committee Charter
▪	Clinical Development Plan
▪	Development Budget
▪	Payment Terms
▪	Description of Services
2.	Overview of Development.
A.	Generally.
(1)	RRD and Eiger shall enter into a separate Project Agreement for each Eiger product/indication that shall be developed pursuant to this Product Development Agreement.
(2)

Each Project Agreement shall contain all of the information, available as of the date of execution thereof, that is necessary to describe the goals and objectives (including cost) of the applicable product development program (the “Program”).  During the initial [***] of the term of each Project Agreement, the Parties will work diligently and in good faith to refine (including amending, to the extent necessary) the initial Clinical Development Plan and Development Budget.  Approximately [***] following commencement of the applicable Project Agreement, or upon the next meeting of the Development Advisory Committee (as defined in Section 2(B)(3)), the Development Advisory Committee shall review and formally approve (pursuant to the approval procedures described in the Development Advisory Committee Charter (as defined in Section 2(B)(3)) attached to the respective Project Agreement) the most recently submitted Clinical Development Plan and Development Budget, or shall request specific changes thereto (pursuant to the procedures described in the Development Advisory Committee Charter attached to the respective Project Agreement) which, when incorporated into the Clinical Development Plan and/or Development Budget, will render such documents approved without further action by the Development Advisory Committee. Thereafter, the Clinical Development Plan and Development Budget shall continue to be developed, refined and amended (pursuant to the approval procedures described in the Development Advisory Committee Charter attached to the respective Project Agreement), as necessary by the Development Advisory Committee, in accordance with this Agreement and the applicable Project Agreement, throughout the term of the Project Agreement.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3)

Utilizing the RRD Product Development Team (as defined in Section 2(B)(2)), RRD shall conduct the Services for each Program in accordance with the joint decision-making process, as set forth in the Development Advisory Committee Charter for that particular Program.

(4)

RRD shall have responsibility for the conduct of the Services and for all matters designated to RRD in this Agreement and in the Project Agreement (including the Clinical Development Plan) and, to the extent included in the Project Agreement, may engage Development Vendors (as defined below), consultants, contractors and agents external to the RRD Product Development Team (“RRD Consultants and Subcontractors”), as deemed necessary by the Parties, with the prior agreement of Eiger, to carry out such assigned duties set forth therein and herein consistent with the Section 4 (RRD Responsibilities). Eiger hereby acknowledges that while RRD may provide advice and guidance in the negotiation of vendor contracts between Eiger and one or more third parties with respect to the Program, and RRD and RRD-contracted attorneys may be part of the PDT, under no circumstances will RRD be expected by Eiger to provide legal advice or legal services and no attorney-client relationship is created or shall exist between the Parties under this Agreement.

(5)

The consideration to be paid by Eiger to RRD for the Services will be based upon: (a) the PDT service fees; and (b) the RRD Consultants and Subcontractors and pass-through costs, to the extent such service fees and pass-through costs are included in the Development Budget for the particular Project Agreement.

B.	Project Specific Exhibits to the Project Agreements.
(1)

Initial Protocol Assumptions.  The Initial Protocol Assumptions exhibit to each Project Agreement shall represent the understanding of the Parties as to the requirements of the Program as of the date of the Project Agreement.

(2)	RRD Product Development Team.

The RRD Product Development Team exhibit for each Project Agreement shall list the staff and personnel intended to be retained or used by RRD in providing the Services (the “RRD Product Development Team”). RRD shall not change key staff and personnel on RRD Product Development Team without consulting with Eiger.  If any staff or personnel on RRD Product Development Team is no longer employed by RRD or otherwise no longer available, RRD shall promptly notify Eiger and shall use diligent efforts to find a suitable replacement.  Per the specific Project Agreement, RRD will assume both responsibility and accountability for the Project.  The model provides for a fully-integrated, multi-functional PDT deployed on a fractional FTE basis with the flexibility of scaling up or down based upon the Clinical Development Plan and the Development Budget.

(3)	Development Advisory Committee Charter.

The Parties shall establish and maintain a separate committee (the "Development Advisory Committee") to oversee the development of each of the Programs (including the ongoing development and refinement of the Clinical Development Plan and the Development Budget). The Development Advisory Committee shall be established, operated and governed in accordance with the policies and procedures set forth in the "Development Advisory Committee Charter", attached to each Project Agreement. The Development Advisory Committee Charter may be amended only with the unanimous approval of the Development

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Advisory Committee Members. In no event shall the Development Advisory Committee have the power to amend the terms of this Agreement or the applicable Project Agreement.

(4)	Clinical Development Plan.

An initial version of a Clinical Development Plan shall be prepared by the PDT and formally approved by the Development Advisory Committee (“DAC”), according to a time line agreed to by the DAC, which is generally expected to be within [***] after the execution of the Project Agreement. The Clinical Development Plan shall describe the Services to be conducted under the Project Agreement (specifically excluding IP work) including: preclinical pharmacology and toxicology, regulatory, CMC (Chemistry, Manufacturing and Controls), and clinical (including clinical pharmacology). The Clinical Development Plan will also include project timeline and budget information. The exact level of detail to be included in the initial version of the Clinical Development Plan will be proposed by the PDT and agreed to by the DAC.  The Plan is generally prepared using PowerPoint and will have appendices containing appropriate supportive information.

The Clinical Development Plan is intended to be updated periodically to reflect changes. The PDT shall, on an ongoing basis, evaluate if changes to the Clinical Development Plan are necessary and will propose such changes to the DAC in accordance with the approval procedures described in the Development Advisory Committee Charter.

(5)	Development Budget.

The “Development Budget” directly associated with each Project Agreement shall consist of two (2) components: (i) PDT service fees, and (ii) RRD Consultant and Subcontractor costs and other pass-through costs, in a format and level of detail to be agreed upon by the DAC.

The DAC shall formally approve (in accordance with the approval procedures described in the Development Advisory Committee Charter) a draft Development Budget (which shall include RRD Consultants and Subcontractors and pass-through cost estimates ([***])) approximately [***] after the execution of the related Project Agreement based upon the initial Development Budget/estimate, as well as information gathered during the [***] following execution of the Project Agreement, and such draft Development Budget will be proposed to, and approved by, Eiger. The DAC may propose and submit to Eiger for its approval changes to the Development Budget from time to time in accordance with this Agreement. All anticipated expenditures under the Project Agreement shall be included in the Development Budget.

Separate budgets for the Development Vendors (as defined below) will be reviewed with the Development Budget by the DAC, in context of the overall program budget.

(6)	Payment Terms. Any specific payment terms, if any, that are applicable to a Project shall be included in the exhibit to the respective Project Agreement.
(7)	Description of Services. All Services to be conducted by RRD in connection with each Product shall be included and described in the exhibit to the Project Agreement.
C.	Amendments to the Clinical Development Plan and Budget.
(1)	Any amendments to, and all material deviations from, the Clinical Development Plan and/or the Development Budget (including amendments or deviations made at the request of RRD

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or Eiger) shall be made in accordance with the procedures described herein and the approval procedures described in the Development Advisory Committee Charter attached to the respective Project Agreement.  Notwithstanding the foregoing, all amendments to, and all material deviations from the Clinical Development Plan and/or the Development Budget shall require the prior written approval of Eiger, subject to RRD’s rights to terminate herein and in any relevant Project Agreement.

(2)

The DAC shall perform a comprehensive review of the Clinical Development Plan and Development Budget, at a minimum, on a semi-annual basis to determine whether any changes are required, and shall comply with all procedures required to amend the Clinical Development Plan or Development Budget and to implement such changes as described above. The DAC shall, on an ongoing basis, continue to refine the Clinical Development Plan and Development Budget, including, without limitation, in response to requests, proposals or reports from Eiger and RRD to the DAC.  The DAC shall review and recommend such change(s) for approval by Eiger within the next [***] period, or shall request specific changes thereto.

(3)

The Clinical Development Plan shall not be amended in any manner that would require Eiger or RRD (or any person acting on behalf of Eiger or RRD) to perform any assignments or tasks in a manner that would violate any applicable law or regulation. In the event of a change in any applicable law or regulation that materially affects the conduct of the Clinical Development Plan, the DAC shall consider amending the Clinical Development Plan to enable Eiger or RRD (or any person acting on behalf of Eiger or RRD), as the case may be, to comply fully with such law or regulation. If such amendment is not approved, the affected Party shall be excused from performing any activity specified herein or in the Clinical Development Plan that would violate or result in a violation of the applicable law or regulation.

(4)

All changes to the Clinical Development Plan and/or Development Budget (including any components thereof) made pursuant to this Agreement and the Development Advisory Committee Charter shall have the effect of an amendment to the applicable Project Agreement as it applies to the Clinical Development Plan and/or Development Budget contained therein.

3.

Compensation. The consideration to be paid by Eiger to RRD for its conduct of the Services will consist of (a) a fixed fee to be paid for the Services conducted by the PDT, (b) Expert Consultant Fees, and (c) pass through costs to be paid for the RRD Consultants and Subcontractors engaged by RRD to conduct Services, in each case to the extent identified in the Development Budget for the particular Project Agreement. Payment Terms shall be attached to each relevant Project Agreement.   RRD is solely responsible for filing all tax returns and submitting all tax payments as required by any federal, state, local, or foreign tax authority arising from the payment received by RRD under this Agreement, and agrees to do so in a timely manner.  If applicable, Eiger will report the payments to RRD under this Agreement by filing Form 1099-MISC with the Internal Revenue Service as required by law.

4.	RRD Obligations.
A.	Generally.
(1)

RRD shall have primary, but not sole, responsibility for implementing the Clinical Development Plan. Without limiting the foregoing, except as subcontracted to third parties as agreed upon by Eiger and RRD, RRD shall be responsible for (i) performing all non-clinical and clinical development for each Program in accordance with the Clinical Development Plan,

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and (ii) undertaking such other activities as are set forth in the Clinical Development Plan that are assigned to RRD by the DAC pursuant to the Clinical Development Plan (collectively, the "RRD Obligations").

(2)

The Parties anticipate and agree that RRD and Eiger will enter into 3way agreements with the vendors necessary to execute the Development Plan (“Development Vendors”) solely for the purpose of providing RRD with the authority to manage such Development Vendors (including providing oversight and direction to such Development Vendors, reviewing and approving invoices, etc.) and for purposes of avoiding conflicting instructions to such Development Vendors, RRD shall be the main point of contact on such contracts.  Although RRD will be a party to such contracts, provided that in the management of such contract and Development Vendors, RRD complies with the terms and conditions of the applicable Clinical Development Plan, Project Agreement, this Agreement, Eiger’s reasonable instructions (in compliance with this Agreement) and applicable laws and regulations, then Eiger shall be solely responsible for: (x) [***]; (y) payment obligations; or (z) [***].

(3)

With respect to staff and personnel retained or used by RRD in providing Services under this Agreement, RRD shall cause such staff and personnel to exercise the same standard of care, skill, prudence, diligence and commitment of time and effort as is customary in its industry. RRD shall ensure that all such staff and personnel comply with the terms and conditions of this Agreement, including without limitation confidentiality and intellectual property provisions.  RRD shall be responsible for the actions of such staff and personnel performed under this Agreement.

B.	Subcontracting by RRD.
(1)

Generally. Except as noted above, RRD may engage third parties for commodity services that are not otherwise a part of the PDT (RRD Consultants and Subcontractors), subject to the prior written consent of Eiger (including without limitation CROs), to perform any of RRD’s obligations under this Agreement; provided, however, that RRD shall remain responsible for all of RRD’s obligations hereunder.  RRD shall be responsible for the direction and coordination of the services of all RRD Consultants and Subcontractors, shall ensure their compliance with the terms and conditions of this Agreement and the relevant Project Agreement and shall be responsible for the compliance by any RRD Consultant or Subcontractor with the terms and conditions of this Agreement and/or the relevant Project Agreement.

(2)

Payments to RRD Subcontractors and Consultants.  RRD shall enter into contracts (and change orders thereto) with RRD Consultants and Subcontractors only with the prior consent and approval of Eiger (each, an “Approved Contract”).  RRD hereby agrees that (a) it will enter into Approved Contract on terms and conditions that are consistent with those set forth herein, including without limitation confidentiality, records, intellectual property and termination provisions, (b) it will promptly apply all advance payments made by Eiger for use in paying third parties under the appropriate Approved Contract and (c) it will provide Eiger with monthly reconciliation statements confirming the application of all such advances made by Eiger.  By providing such prior consent and approval, Eiger agrees [***]; provided, that, RRD will provide Eiger with prior written notice if any such fee is reasonably expected to become due and payable under any Approved Contract.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3)

Clinical Investigators. The Parties acknowledge and agree that Clinical Investigators shall not be considered the employees, agents or subcontractors of RRD or Eiger, and that Clinical Investigators shall exercise their own independent medical judgment. As used herein, “Clinical Investigator” means any third party medical and/or research professional acting as the lead investigator in a study under the applicable Project Agreement.

C.	Reports and Correspondence.
(1)

Records. RRD will keep complete and accurate records of the status and progress of each Program (“Records”), including Records of all data and results generated from the Program, as set forth in the Project Agreement.  Upon reasonable advance notice, Eiger shall have the right to inspect and copy all such Records.

(2)

Report.  RRD shall keep the DAC informed of its activities under the Clinical Development Plan, as set forth in this Section, through regular reports, not less than once per calendar quarter (“Reports”).  All Reports will be prepared in the standard format of RRD unless otherwise specified in the Project Agreement or as otherwise agreed to by the DAC.  At each scheduled meeting of the DAC, or according to a schedule agreed to by the DAC, RRD shall, to the extent reasonably required by the DAC, provide a summary of the technical and financial information related to each Program in a format, and to a level of detail, as reasonably required by the DAC.

(3)

Event Resulting in a Material Effect.  RRD shall notify at least one (1) of the DAC Members designated by Eiger as soon as possible, but no later than [***], following RRD’s knowledge of the occurrence of any event that has, or could reasonably be expected to have, in RRD's judgment and in light of the circumstances existing at the time, a material effect on the Clinical Development Plan or the Development Budget and shall keep the DAC regularly updated and informed with respect to any such event.

D.

Staffing.  RRD shall provide sufficient and competent staff and personnel (including, without limitation, such employees or agents of RRD Consultants and Subcontractors retained by RRD) that have the skill and expertise necessary to perform RRD’s obligations under this Agreement and the applicable Project Agreement.

E.

QA Audit. During the term of this Agreement, RRD will permit Eiger Representatives to examine and audit, during regular business hours, the Services conducted by RRD hereunder and the facilities at which such Services are conducted to determine that RRD’s obligations are being conducted in accordance with the terms of this Agreement, the Project Agreement, and the Clinical Development Plan ("QA Audits"). Eiger shall give RRD reasonable advance notice of any such QA Audit specifying the proposed scope of the QA Audit.  For QA audits conducted more than [***] per [***] period (other than for cause or follow up audits), Eiger shall reimburse RRD for its time associated in participating in such QA Audit.  As used herein, “Eiger Representatives” shall mean representatives identified by Eiger in advance and reasonably acceptable to RRD, each of which shall enter into a confidentiality agreement with RRD (if not already covered by an existing CDA) obligating them to keep confidential any Confidential Information of RRD disclosed in connection with the conduct of any such QA Audit.

F.

Financial Audit of RRD Pass-Through Costs.  RRD shall keep and maintain for [***] after the effective date of termination of any applicable Project Agreement complete and accurate records of all external costs and expenses incurred by it in connection with the conduct of the Services as

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

part of such Project Agreement in sufficient detail to allow confirmation of same and to allow confirmation that all advance payments made by Eiger were properly allocated by RRD to Approved Contracts.  During the Term and [***] thereafter, RRD will permit an independent certified public accounting firm reasonably acceptable to RRD to audit and verify such costs and expenses (each, a "Financial Audit"), which audit shall be conducted during regular business hours and will take place upon Eiger’ request, unless otherwise agreed to by the Parties. Eiger shall give RRD reasonable advance notice of such Financial Audits specifying the proposed scope of the Financial Audit, which shall not include the records for any period that has previously undergone a Financial Audit. For Financial Audits conducted more than [***] per [***] period (other than for cause or follow up audit), Eiger shall reimburse RRD for its time associated with participating in such Financial Audits.

5.	Eiger Obligations.
A.

Insurance. [***].  Such insurance shall carry a minimum [***] of coverage. Upon RRD’s request, Eiger shall instruct its insurance carrier(s) to promptly furnish to RRD certificates reflecting such coverage and a covenant of Eiger confirming that such coverage shall not be canceled or otherwise terminated during the Term without [***] prior written notice to RRD.  Notwithstanding anything to the contrary herein, this Section shall survive for a period of [***] following termination or expiration of this Agreement. Such insurance coverage, with regard to coverage for specific clinical trials, shall remain in place for a period of [***] after the conclusion of the respective clinical trial.  The foregoing obligations of Eiger for any of the above [***] periods may be satisfied by Eiger through any combination of renewal policies or extended reporting period endorsements.

B.Cooperation; Delays; Disclosure of Hazards.

Eiger shall forward to RRD, in a timely manner, all data and information in Eiger’ possession or control necessary for RRD to conduct the Services (“Eiger Information”).  RRD shall not be liable for, nor be deemed to have breached this Agreement for, any delays in the conduct of the Services that arise from Eiger’ failure to provide Eiger Information in a timely manner or Eiger’ failure to otherwise cooperate with RRD to the extent required by the applicable Project Agreement. Eiger shall promptly provide RRD with all any information of which Eiger is aware regarding known or potential hazards associated with the use of any substances supplied by Eiger, and Eiger shall comply with applicable laws and regulations concerning the shipment of such substances to RRD.

C.	Eiger agrees to provide any new safety information related to a Program as soon as reasonably practical.
6.	Mutual Covenants. Each of Eiger and RRD covenants and agrees that, with respect to the Programs and any other rights and obligations set forth herein, it shall:
A.

perform all of its obligations pursuant to this Agreement in material compliance with: (i) all applicable international, federal and state laws, statutes, rules, regulations and orders (including all applicable approval and qualification requirements thereunder), including, without limitation, the Federal Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto; (ii) all applicable good clinical practices and guidelines; (iii) all applicable standard operating procedures; (iv) all applicable protocols; (v) the provisions of this Agreement and Project Agreements and (vi) with respect to RRD, RRD shall perform the Services in a professional manner;

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B.

not employ (and shall not use any contractor or consultant who is or that employs) any individual or entity debarred by the Food and Drug Administration (“FDA”) (or subject to a similar sanction of any other regulatory authority), or, to the best of its knowledge, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of any other regulatory authority), in the conduct of the Programs; and with respect to RRD, RRD shall promptly notify Eiger in the event any RRD employee, contractor or consultant is under or threated to be under investigation by the FDA or is subject to debarment by the FDA during the term of this Agreement;

C.

promptly deliver to the other, upon receipt thereof, notice of all actions, suits, investigations, litigation and proceedings before any governmental authority, which would reasonably be expected to affect such Party’s ability to perform its obligations under this Agreement.

Upon its acquiring knowledge of (i) any possible breach by it of any representation, warranty, covenant or any other term or condition of this Agreement or (ii) any other event or development, in each case that may, or may be reasonably expected to be, materially adverse to the other Party with respect to any Program, such Party shall promptly notify the other Party in writing within [***] of acquiring such knowledge; provided, that the failure to provide such notice shall not impair or otherwise be deemed a waiver of any rights any Party may have arising from such breach, event or development and that notice under this Section shall not be deemed an admission by the Party providing such notice of any breach of this Agreement.

7.	Representations and Warranties.
A.	RRD Representations and Warranties. RRD hereby represents and warrants to Eiger that, as of the Effective Date:
(1)	Organization. RRD is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.
(2)

Authority and Validity. RRD has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by RRD of this Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action required on the part of RRD, and no other proceedings on the part of RRD are necessary to authorize this Agreement or for RRD to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligations of RRD, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(3)

No Violation or Conflict. The execution, delivery and performance of this Agreement and  the transactions contemplated thereby do not and will not (i) violate, conflict with or result in the breach of any provision of the organizational documents of RRD, (ii) conflict with or violate any law or governmental order applicable to RRD or any of its assets, properties or businesses to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on RRD or a material adverse effect on the Programs, or (iii) conflict with any terms of any other

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

contractual obligations with third parties, and will not enter into any contractual obligations with any third party that would create a conflict with the terms of this Agreement.
(4)

No Litigation. There are no actions by or against RRD pending before any governmental authority or, to the knowledge of RRD, threatened to be brought by or before any governmental authority, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on RRD’s ability to fulfill its obligations under this Agreement. There are no pending or, to the knowledge of RRD, threatened actions, to which RRD is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. RRD is not subject to any governmental order (nor, to the knowledge of RRD, is there any such governmental order threatened to be imposed by any governmental authority) that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on RRD’s ability to fulfill its obligations under this Agreement or a material adverse effect on any of the Programs.

B.	Eiger Representations and Warranties. Eiger hereby represents and warrants to RRD that, as of the Effective Date:
(1)	Organization. Eiger is a Delaware corporation, duly organized, validly existing and in good standing under the laws of Delaware.
(2)

Authority and Validity. Eiger has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by Eiger of this Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action required on the part of Eiger, and no other proceedings on the part of Eiger are necessary to authorize this Agreement or for Eiger to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligations of Eiger, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(3)

No Violation or Conflict. The execution, delivery and performance of this Agreement and  the transactions contemplated thereby do not and will not (i) violate, conflict with or result in the breach of any provision of the organizational documents of Eiger, (ii) conflict with or violate any law or governmental order applicable to Eiger or any of its assets, properties or businesses to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Eiger or a material adverse effect on the Programs, or (iii) conflict with any terms of any other contractual obligations with third parties, and will not enter into any contractual obligations with any third party that would create a conflict with the terms of this Agreement.

(4)

No Litigation. There are no actions by or against Eiger pending before any governmental authority or, to the knowledge of Eiger, threatened to be brought by or before any governmental authority that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Eiger’ ability to fulfill its obligations under this

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement. There are no pending or, to the knowledge of Eiger, threatened actions to which Eiger is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by any party hereto. Eiger is not subject to any governmental order (nor, to the knowledge of Eiger, is there any such governmental order threatened to be imposed by any governmental authority) that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Eiger’ ability to fulfill its obligations under this Agreement or a material adverse effect on the Programs.

8.	Regulatory Matters.
A.	Investigational New Drug (“IND”) Sponsor. Eiger shall be the sponsor for any IND filed in relation to the Program(s) unless otherwise stated in the relevant Project Agreement.
B.

Transfer of Regulatory Responsibilities. RRD and Eiger, where appropriate and included in a Project Agreement, shall cooperate in the completion of a Transfer of Regulatory Obligations Form (“TORO”) in conjunction with the relevant Project Agreement. The TORO will be filed with the FDA by Eiger, where appropriate, or as required by law or regulation. Any regulatory responsibilities not specifically transferred in the TORO shall remain the responsibility of Eiger. Nothing in this Agreement shall be construed to transfer from Eiger to RRD any FDA or regulatory record-keeping requirements unless such transfer is specifically provided for in the applicable `TORO.  [***]. In all cases, RRD shall [***] ensure that any transfer of regulatory responsibilities will be managed in such a way as to avoid disrupting the Project or presenting unreasonable risk or inconvenience to patients and investigators.

C.

Correspondence.  Each Party hereto acknowledges that Eiger, in its capacity as IND Sponsor (except as otherwise stated in the relevant Project Agreement or any relevant TORO), shall be solely responsible for responding to any regulatory correspondence or inquiry regarding, or which would reasonably be expected to affect, any of the Programs. Each Party shall, within [***] of receipt of any FDA or other governmental or regulatory correspondence: (a) notify at least one (1) of the DAC Members designated by RRD of any FDA or other governmental or regulatory correspondence, inspection or inquiry regarding, or reasonably expected to impact, any of the Programs; and (b) forward to the DAC copies of any correspondence sent to or received from any regulatory or governmental agency, including, but not limited to, FDA Form 483 notices and FDA refusal to file, action or warning letters, to the extent they are relevant to any Program or this Agreement, even if they do not specifically mention Eiger or RRD. To the extent practicable, Eiger shall [***], but Eiger shall not be obligated to do so if such action would require a delay beyond any time period permitted by applicable law or regulations. [***]. In the event that RRD receives a request or notification from a governmental authority with respect to the Programs, RRD shall: (i) notify Eiger within twenty-four (24) hours of receipt of such request or communication and (ii) to the extent practicable, submit any proposed response to Eiger for review and approval; provided, that such approval shall not be unreasonably withheld and shall not prevent RRD from complying with any legal requirements or acting to avoid any civil or criminal liability. In the event that a response to such request or notification should be filed by the IND Sponsor, Eiger shall have such responsibility unless RRD has been designated as IND Sponsor, or the responsibility has been delegated to RRD, pursuant to the terms of the relevant Project Agreement.

D.	Inspections and Meetings. Each Party agrees that, during an inspection by the FDA or other regulatory authority concerning the Programs (“Inspections”), it (the “Inspected Party”) will not

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

disclose to such agency any Confidential Information of the other Party without first obtaining the consent of the other Party (which consent shall not be unreasonably withheld or delayed), except to the extent that such Party may be required by law to disclose such information and materials.

The Inspected Party shall be the primary Party responsible for arranging (unless otherwise stated in writing by the other) and will allow the other Party to reasonably participate, to the extent permitted, in any meetings with any regulatory authority concerning any of the Programs. The Inspected Party shall consult with the DAC prior to any such meetings and provide to the DAC for review all relevant correspondence to date. During the Inspected Party’s consultation with the DAC, the Inspected Party and the DAC shall discuss and agree upon issues including, but not limited to, overall regulatory strategy, proposed agendas, goals and objectives, preparation and attendees. The Inspected Party shall provide prompt and reasonable prior notice of any such meetings to at least one (1) of the DAC Members designated by the other Party, and shall, upon a request from the other Party, and to the extent reasonably possible, facilitate the attendance of at least one (1) of the DAC Members designated by the other Party at any such meeting reasonably anticipated to pertain in a material way to a Program. Following any meeting that pertains to a Program, but that was not attended for any reason by at least one (1) of the DAC Members designated by the other Party, the Inspected Party shall provide at least one (1) of the DAC Members designated by the other Party with an oral summary of that portion of the meeting relevant to such Program within [***] of such meeting and a written summary of that portion within [***] of such meeting.

9.	Confidentiality.
A.

It is understood that during the course of this Agreement, RRD and Eiger may each receive from the other Party data and information (including, without limitation, computer programs, technical drawings, algorithms, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information) that is either confidential or proprietary to the disclosing Party. All such data and information, whether written or verbal, tangible or intangible, made available, disclosed or otherwise made known by a Party to the recipient Party (including its employees) pursuant to this Agreement (including in connection with activities with respect to any Project Agreement) shall (except as otherwise provided below) be considered confidential and shall be considered the sole property of the disclosing Party and shall hereinafter be referred to as “Confidential Information.”   For clarity, all Eiger Information, Records, Reports, data and results generated from the Program shall be Confidential Information of Eiger for purposes of this Agreement and RRD shall be deemed the recipient Party of such information that it actually receives or generates (notwithstanding the fact that such information is generated and disclosed by RRD to Eiger).

B.

Confidential Information of the disclosing Party shall be used by the receiving Party only for purposes of performing the receiving Party’s obligations or exercising its rights hereunder. Each Party agrees that it will not reveal, publish or otherwise disclose the Confidential Information of the other Party to any third party without the prior written consent of the disclosing Party; provided, however, that each of RRD and Eiger may disclose the other Party’s Confidential Information to persons within their respective organizations and to their respective contractors, consultants, attorneys, advisors and collaborators that have a need to receive such Confidential Information in order to further the purposes of this Agreement or any particular Project

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement and that are bound to protect the confidentiality of such Confidential information pursuant to terms no less stringent than those described herein. RRD and Eiger have or shall obtain agreements that impose at least comparable confidentiality obligations as those contained in this Agreement with all parties who are permitted access to the other Party’s Confidential Information under this Agreement or any Project Agreement.

C.	The foregoing obligations shall not apply to Confidential Information to the extent that it:
(1)	is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, generally available to the public other than as a result of a disclosure by the receiving Party;
(2)	becomes available to the receiving Party on a non-confidential basis from a third party source that is not prohibited from disclosing such information; or
(3)

was developed independently of any disclosure by the disclosing Party and without access or reference to the disclosing Party’s Confidential Information or was known to the receiving Party prior to its receipt from the disclosing Party, in each case as shown by contemporaneous written evidence.

Notwithstanding the foregoing, a receiving Party may disclose specific Confidential Information of the other Party to the extent that such disclosure is required by law, regulation or valid court order to be disclosed; provided, however, in the event that receiving Party or receiving Party’s representatives become legally compelled to disclose any Confidential Information of the disclosing Party, such receiving Party (a) will provide disclosing Party with reasonable notice so that disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of the Agreement and (b) will disclose only that portion of the Confidential Information that it is advised by opinion of counsel (reasonably acceptable to disclosing Party) is legally required (in accordance with any applicable protective order or other order) and will endeavor to obtain assurance that confidential treatment will be accorded the Confidential Information so furnished.

D.	These obligations of confidentiality, nondisclosure and non-use shall remain in effect until [***] after the date of termination or expiration of this Agreement.
10.	Ownership and Inventions.
A.

All data and information generated or derived by RRD as the result of Services performed by RRD under this Agreement shall be and remain the exclusive property of Eiger. Any inventions (whether patentable or not) and/or related patents that may arise from or relate to such data and information described above or the Services shall belong solely to Eiger. RRD hereby assigns and shall assign its rights in all such data, information, inventions and/or related patents and other intellectual property rights (collectively, “Eiger Program IP”) to Eiger without compensation except for RRD’s reasonable time and expenses related to any additional time or expenses required above and beyond the general assignment provided in this paragraph.  RRD shall notify Eiger in writing of any and all Eiger Program IP promptly after its conception, identification, development or reduction to practice.   RRD agrees to take, and to cause its employees, agents, consultants and permitted subcontractors to take, at Eiger’s reasonable request and reasonable expense, all further acts reasonably required to evidence, effect or perfect such assignment and transfer to Eiger and to obtain intellectual property right protection for the Eiger Program IP.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B.

RRD acknowledges that Eiger possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including, but not limited to, standard operating procedures (and related documents), analytical methods, procedures and techniques, procedure manuals, personnel data, financial information, computer technical expertise and software, that have been developed by Eiger independently and outside the scope of this Agreement, and that relate to Eiger’s business or operations and/or any proprietary product or material of Eiger (collectively “Eiger’s Property”). Eiger and RRD agree that any of Eiger’ Property shall be and remain the exclusive property of Eiger.

C.

Eiger acknowledges that RRD possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including, but not limited to, standard operating procedures (and related documents), analytical methods, procedures and techniques, procedure manuals, personnel data, financial information, computer technical expertise and software, that have been developed by RRD independently and outside the scope of this Agreement, and that relate to RRD’s business or operations (collectively “RRD’s Property”). Eiger and RRD agree that any of (i) RRD’s Property, (ii) any improvements thereto that are used, improved, modified or developed by RRD during the term of this Agreement outside of the conduct of the Services and (iii) any RRD Improvements (as defined below) shall be and remain the exclusive property of RRD.  As used herein, “RRD Improvements” shall mean any inventions, processes, know-how, trade secrets, or improvements that (a) are conceived or reduced to practice solely by RRD during the Term without the use of any Eiger’s Property, (b) does not relate in any respect to any Eiger’s Property or any proprietary product or material of Eiger, and (c) relate solely and specifically to RRD’s Property.

D.

Notwithstanding the foregoing, if any RRD’s Property or RRD Improvement is employed by, is embodies within, or otherwise materially useful or necessary to use or to practice, use or otherwise exploit any Eiger Program IP, RRD shall be deemed to have granted, and hereby grants, to Eiger a non-exclusive, worldwide, royalty-free, fully-paid, sublicensable, perpetual license under such RRD’s Property or RRD Invention solely to the extent necessary to practice, use or exploit such Eiger Program IP.

11.

Publication.  Project results may not be published or referred to, in whole or in part, by RRD without the prior express written consent of Eiger.  Neither Party will use the other Party’s name in connection with any publication or promotion without the other Party’s prior written consent. Notwithstanding the above, neither Party will be restricted from using the other Party’s name in filings or communications with the FDA, or other governmental or regulatory agencies, when required to do so by such agencies or by applicable law or regulation.  In the event that such disclosure is required as aforesaid, the disclosing Party shall provide the other Party with notice beforehand and coordinate with the other Party with respect to the wording and timing of any such disclosure.

12.

Independent Contractor Relationship.  For the purposes of this Agreement, the Parties are independent contractors and nothing contained in this Agreement shall be construed to create any joint venture, principal and agent, employer/employee or partnership relationship between RRD and Eiger, and the Parties acknowledge and agree that RRD is acting as an independent contractor in the performance of its obligations under this Agreement.  Each Party agrees that it shall have no power or right to bind or obligate the other Party, other than through the express terms of this Agreement that grant such power or right, and neither Party shall hold itself out as having such authority.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.	Indemnification.
A.	To the greatest extent permitted by applicable law:
(1)

Eiger shall indemnify, defend and hold harmless RRD and its affiliates and each of their respective LLC members, officers, directors, employees, contractors, agents, managers, successors and assigns (each, an "RRD Indemnified Party"), from and against any and all claims, losses, costs, interest, awards, judgments, fees (including reasonable fees for attorneys and other professionals), court costs, liabilities, damages and expenses of any kind (including arising out of physical injury) incurred by any RRD Indemnified Party (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought) (hereinafter, "RRD Losses") to the extent resulting from or arising out of any third party suits, claims, actions, proceedings, investigations, litigation or demands arising from or in connection with: (a) [***]; (b) [***]; or (c) [***] (i) [***] or (ii) [***].

(2)

RRD shall indemnify, defend and hold harmless Eiger and its affiliates and each of their respective officers, directors, employees, contractors, agents, successors and assigns (each, an "Eiger Indemnified Party"), from and against any and all claims, losses, costs, interest, awards, judgments, fees (including reasonable fees for attorneys), court costs, liabilities, damages and expenses  (collectively, “Eiger Losses”) to the extent resulting from, or arising out of any third party suits, claims, actions, proceedings, investigations, litigation or demands arising from or in connection with this Agreement, any Project Agreement or the Services contemplated herein relating to, arising from or in connection with: (a) [***] or (b) [***] (i) [***] or (ii) [***].  Notwithstanding the foregoing, RRD shall not be responsible for or provide any indemnification for any Eiger Losses arising out of [***].

(3)

To the extent that the foregoing undertaking by RRD or Eiger may be unenforceable for any reason, such Indemnifying Party shall make the maximum contribution to the payment and satisfaction of any Loss that is permissible under applicable law

(4)

To the extent that the foregoing undertaking by RRD or Eiger may be duplicated by any other undertaking by RRD or Eiger under any other agreement, the Eiger Indemnified Parties or RRD Indemnified Parties, as the case may be, shall be entitled to only one recovery for the relevant Losses (and not entitled to any duplicative recovery for the same Losses).

B.

Notice of Claims. Any Eiger Indemnified Party or RRD Indemnified Party (each an “Indemnified Party”) that proposes to assert a right to be indemnified under this Section shall notify RRD or Eiger, as applicable (the "Indemnifying Party"), promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Party (an "Indemnified Proceeding") in respect of which a claim is to be made under this Section, or the incurrence or realization of any Loss in respect of which a claim is to be made under this Section, of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission to notify the applicable Indemnifying Party promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this Section or otherwise, except, as to such Indemnifying Party's liability under this Section, to the extent, but only to the extent, that such Indemnifying Party shall have been prejudiced by such omission or delay in the defense of such claim.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

C.

Procedure. The Indemnifying Party shall be entitled to participate in and assume the defense of any Indemnified Proceeding, with counsel reasonably satisfactory to the Indemnified Party, and, after notice to the Indemnified Party from the Indemnifying Party of its election to assume the defense thereof, the Indemnifying Party shall be responsible for all legal and other expenses incurred by it in connection therewith; provided, that, if the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or are in addition to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 13, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party, and the Indemnifying Party shall reimburse the Indemnified Party for the fees and expenses of a single counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement in this Section 13. The Indemnified Party shall fully cooperate with the Indemnifying Party and its representatives in the investigation of any claim or lawsuit related to the Services provided in this Agreement.

D.

Settlement. Without the prior written consent of such Indemnified Party, such consent not to be unreasonably withheld, such Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise, consent or related judgment (i) includes an unconditional release of such Indemnified Party from all liability for Losses arising out of such claim, action, investigation, suit or other legal proceeding, (ii) provides for the payment of money damages as the sole relief for the claimant (whether at law or in equity), (iii) involves no admission of fact adverse to the Indemnified Party or finding or admission of any violation of law or the rights of any person by the Indemnified Party, and (iv) is not in the nature of a criminal or regulatory action. No Indemnified Party shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding (A) in respect of which any payment would result hereunder, (B) which includes an injunction that will adversely affect any Indemnifying Party, (C) which involves an admission of fact adverse to the Indemnifying Party or a finding or admission of any violation of law or the rights of any person by the Indemnifying Party, or (D) which is in the nature of a criminal or regulatory action, without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.

14.	Limitation of Liabilities.
A.

NEITHER PARTY NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, CONTRACTORS OR AGENTS SHALL HAVE ANY LIABILITY OF ANY TYPE (INCLUDING, BUT NOT LIMITED TO, CONTRACT, NEGLIGENCE AND TORT LIABILITY) TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, THE LOSS OF OPPORTUNITY, LOSS OF USE OR LOSS OF REVENUE OR PROFIT IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER, EVEN IF SUCH DAMAGES MAY HAVE BEEN FORESEEABLE.

B.

RRD EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY TO EIGER FOR OR IN RESPECT OF ANY CLAIM ARISING OUT OF ANY CONDITION CAUSED BY OR ALLEGEDLY CAUSED BY ANY PHARMACEUTICAL OR BIOTECHNOLOGY PRODUCT OR DEVICE WHICH IS THE SUBJECT OF A PROJECT AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF ANY PROJECT AGREEMENT.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

C.

IN NO EVENT SHALL THE LIABILITY (INCLUDING, BUT NOT LIMITED TO, CONTRACT, NEGLIGENCE AND TORT LIABILITY) OF RRD AND ITS DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, CONTRACTORS AND AGENTS UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO [***].

D.

NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 13, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9 THAT ARE THE RESULT OF THE NON-INDEMNIFYING PARTY OR BREACHING PARTY’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT.

15.	Term and Termination.
A.	Termination of this Agreement.
(1)	Manner of Termination. The term of this Agreement shall commence on the Effective Date and shall continue until terminated in any of the following manners:
(a)

this Agreement (or any individual Project Agreement) may be terminated by Eiger without cause on [***]’ prior written notice to RRD (and such notice shall begin the notice period for any Project Agreement then in effect);

(b)

this Agreement (or the applicable Project Agreement)may be terminated by either Party for material breach by the non-terminating Party upon [***]’ written notice specifying the nature of the breach, if such breach has not been substantially cured within the [***] period (and such notice shall begin the notice period for any Project Agreement then in effect);

(c)

in the event a Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within [***] of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party;

(d)

this Agreement (or the applicable Project Agreement)may be immediately terminated by either Party upon written notice to the other Party in the event that such Party has a good faith belief, after consultation with the other Party, that : (1) the other Party has committed (or such Party has a good faith belief that the other Party will commit) any significant action or inaction that is in direct violation of any statute or regulation, FDA guideline, or GCP which puts patient safety at risk; or (2) the continuation of any particular program that is the subject of a Project Agreement currently in place raises significant medical, scientific or safety concerns for patient safety; or

(e)

this Agreement (or the applicable Project Agreement) may be immediately terminated by either Party upon written notice to the other Party in the event that FDA or other regulatory authority takes any action to suspend or terminate or withdraw approval of the clinical study under the Program subject to the consequences of termination as described in this Agreement or any relevant Project Agreement.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(2)

Effect on Project Agreements.  Unless otherwise agreed by the Parties, the termination of this Agreement will result in the concurrent termination of all Project Agreements hereunder, subject to any termination clauses contained therein.

B.	Termination of Project Agreement.
(1)

The term of each Project Agreement shall be set forth in each applicable Project Agreement and shall continue until terminated in accordance with the terms and conditions contained herein or the specific termination provisions contained in a particular Project Agreement. No termination of any Project Agreement shall have any effect upon continuation of this Agreement or any other Project Agreement except as otherwise agreed to by the Parties. Any written termination notice shall identify the specific Project Agreement or Project Agreements that are being terminated.

(2)

Upon the termination of any specific Project Agreement, RRD shall cease performing any work not necessary for the orderly close out of the affected Services or for the fulfillment of regulatory requirements in connection with such orderly close out.  Using commercially reasonable efforts, RRD shall wind down the affected Services as efficiently as possible with the intent of mitigating any costs related to the wind down, the transfer of regulatory responsibilities and the transfer of third-party contracts to Eiger or a third party of Eiger’ choice.  RRD shall cooperate with Eiger in the orderly transition of the Services to Eiger or a third party designated by Eiger [***].  [***].

(3)

RRD shall, upon request or as required by applicable laws, deliver to Eiger as soon as reasonably possible, all data and materials provided by Eiger to RRD for the conduct of the Services under the terminated Project Agreement(s), and all data and information generated or derived by or on behalf of RRD, including, without limitation, statistical data, all statistical reports, all data entries and any other documentation produced as the result of Services performed by RRD under the terminated Project Agreement(s), shall be delivered to Eiger upon payment (not subject to a good faith dispute) to RRD for all Services completed through the date of termination in accordance with the applicable Project Agreement and the terms of this Agreement. RRD reserves the right to retain, at its own cost and subject to the confidentiality provisions herein, one copy of such materials and any Eiger Confidential Information (“RRD Retained Documents”), for archival purposes solely to be used to satisfy regulatory requirements relating to the Services performed by RRD for Eiger or to resolve disputes regarding the Services.  Eiger agrees that the RRD Retained Documents, if any, are not intended to serve as archives for Eiger and Eiger shall have no expectation of access to such RRD Retained Documents.  RRD is under no obligation to retain said documents for any specific period of time, except as required by law.

(4)

Eiger shall, as soon as reasonably possible, deliver to RRD all RRD Confidential Information provided by RRD to Eiger in connection with the Services under the terminated Project Agreement(s). Eiger reserves the right to retain, at its own cost and subject to the confidentiality provisions herein, (i) such RRD Confidential Information as is subject to the license granted to Eiger under Section 11(D) and (ii) one copy of such materials and any RRD Confidential Information (“Eiger Retained Documents”), for archival purposes solely to be used to satisfy regulatory requirements or to resolve disputes regarding the Services. RRD agrees that the Eiger Retained Documents, if any, are not intended to serve as archives for RRD and RRD shall have no expectation of access to such Eiger Retained Documents. Eiger is

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under no obligation to retain said documents for any specific period of time, except as required by law.
(5)

Notwithstanding the foregoing, Confidential Information contained in system back up files (e.g., computer backup tapes) need not be returned or destroyed so long as they were created during the normal course of automatic system back up and are maintained in confidence and not readily accessible to users.

(6)

Eiger shall [***], incurred to complete activities associated with the termination, close out of the project or Services, and fulfillment of regulatory obligations through the date of termination, unless otherwise agreed to by the Parties in writing, but in all events, consistent with the payment terms agreed to in each Project Agreement. In addition, Eiger will pay RRD for any reasonable, non-cancelable out-of-pocket costs and expenses incurred in providing the Services (including, without limitation, RRD pass-through costs and expenses and third party termination fees), any reasonable out-of-pocket costs and expenses directly incurred by RRD to close out the project, and any amounts due and owing for Services conducted at the time of the termination notice is received. If Eiger has pre-paid to RRD more than the amount due RRD in the final invoice, then RRD agrees to refund such excess amount to Eiger.

C.	Consequences of Project Agreement Termination. Additional consequences of termination (if any) for each Project Agreement shall be addressed separately in each individual Project Agreement.
16.	Transition Following Termination.
A.

In the Event RRD Acts as IND Sponsor.  In the event RRD acts as IND Sponsor, both Parties agree to make commercially reasonable efforts to, by the [***] after the termination of this Agreement or any individual Project Agreement, take all actions necessary to effect the transfer back to Eiger (or a third party designated by Eiger) of, (i) the IND or that portion of the IND related to the terminated Program, (ii) the regulatory files related to such terminated Programs, and (iii) any and all documents or materials related to the terminated Programs.

B.

In the Event RRD Has Contracted for Third-Party Services on Eiger’ Behalf.  RRD shall assign to Eiger or its designee, at Eiger’ expense and as of the termination date of such Program, all of the Approved Contracts then in effect, to the extent they relate solely to the terminated Program. Both Parties shall use commercially reasonable efforts to cause the assignment of any non-assignable subcontracting agreement or portion thereof relating to the terminated Programs. If it is not successful in causing such assignment, RRD shall act as Eiger’ agent, at Eiger’ request and reasonable expense, in procuring all goods and services under such agreements until such time as Eiger enters into alternative arrangements to procure such services, provided that Eiger uses commercially reasonable efforts to enter into such alternative arrangements as soon as possible. RRD shall provide copies of all such subcontracting agreements to Eiger, at Eiger’ reasonable expense, in connection with such transfer. RRD agrees to take such commercially reasonable actions as Eiger may request in furtherance of the foregoing, at the expense of Eiger. Such efforts shall not include any obligation for RRD to incur any out-of-pocket costs that are not reimbursable by Eiger.

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.	Miscellaneous.
A.

Force Majeure. No delay by either Party to carry out or observe any of such Party’s obligations under this Agreement (other than any payment obligation) shall give rise to any claim against such Party or be deemed a breach of this Agreement for the period of delay if such delay arises from an act of God, an act of Government, or any other circumstance beyond the reasonable control of the Party affected by the event of force majeure; provided that such Party gives the other Party reasonable notice of such reason or cause and the obligation affected, and uses good faith reasonable efforts to seek to perform the obligation as soon as practicable.

B.

No Restrictions.  Nothing in this Agreement shall limit or restrict the right of any RRD member, director, officer or employee of RRD or any member, director, officer, or employee of any of its subsidiaries or its affiliates to engage in any other business or to devote his or her time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, nor limit or restrict the right of RRD or any of its affiliates to engage in any other business or to render services of any kind to any other entity; provided however that RRD and such member, director, officers and employee complies with the confidentiality and non-use obligations set forth herein.

C.

Non-Solicitation. During the term of this Agreement and for [***] thereafter, neither Party will solicit or hire any employee or affiliate of the other Party (or former employee or affiliate of the other Party) who has performed or is performing Services under this Agreement.

D.

Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing addressed to the Party at its address set forth below (provided that each Party may change its address for receipt of notice by giving notice of such change to the other Party) and shall be deemed given (i) when delivered to the Party personally, (ii) when delivered by next business day delivery by a nationally recognized courier service, or (iii) if sent by registered or certified mail when received, provided postage and registration or certification fees are prepaid and delivery is confirmed by a return receipt:

If to RRD:	J. Scott Tarrant
President
RRD International, LLC
7361 Calhoun Place, Suite 510
Rockville, MD 20855
Fax: [***]

With a copy to:	Raymond V. Lee, Esq.
Vice President, Legal Affairs

If to Eiger:	David Cory
Chief Executive Officer
Eiger BioPharmaceuticals, Inc.
2155 Park Boulevard
Palo Alto, CA 94306

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

E.

Arbitration.  Any controversy or claim arising out of, or relating to, this Agreement or the breach thereof shall be finally settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules (“AAA Rules”) and judgment on the award rendered by the arbitrator shall be binding and may be entered in any court having jurisdiction thereof. [***]  Notwithstanding the foregoing, either Party may seek injunctive relief before any court of competent jurisdiction for a breach of the confidentiality provisions of this Agreement or to preserve the status quo pending arbitration.

F.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding its conflicts of law provisions that may require the application of the laws of a different jurisdiction.

G.	Amendment. The terms of this Agreement shall not be modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.
H.

Successors. Nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any person, other than the Parties, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

I.

Assignment. Neither Party may assign this Agreement or any of its rights or obligations under this Agreement to any third party without the express, written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may assign this Agreement without such consent to its successor or the acquirer of all or substantially all of its assets or the assets to which this Agreement relates except in the event such assignment would cause a conflict that would prevent the non-assigning Party from entering into this Agreement.

J.

Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

K.

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

L.

Survival. The rights and obligations of Eiger and RRD which expressly survive beyond  the effective date of termination (including, but not limited to, Sections 4(C)(1), 4(F), 5(A), 9, 10, 11, 13, 14, 15(B), 16, 17(C), (D), (E) and (F) shall survive the termination of this Agreement.

M.	Entire Agreement. This Agreement (including any attachments hereto and as may be amended from time to time) and any Project Agreement contains the entire understandings of the Parties

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with respect to the subject matter herein, and supersedes all previous agreements (oral and written), negotiations and discussions.
N.

Press Releases. Neither Party to this agreement shall issue any press release or make any other public announcement concerning the terms of this Agreement, the activities hereunder or the transaction between the Parties, without prior review and written approval by the other party, except in the case of a press release or governmental filing required by laws or regulations.

O.

Previous Agreements.  Concurrently upon the execution of this Agreement, the following agreements shall be automatically terminated and any obligations between the Parties thereunder shall be subsumed into this Agreement or relevant Project Agreement (including payment obligations thereunder which shall be reconciled with payment obligations hereunder), provided however, that any confidential information disclosed by Eiger under any of the following agreements shall be deemed Confidential Information pursuant to Section 9 of this Agreement:

Agreement	Effective Date
Master Services Agreement	[***]
Work Order 2	[***]
Work Order 3	[***]
Work Order 4	[***]
Work Order 5	[***]
Change Order 1	[***]
Change Order 2	[***]
Change Order 2 - Amended and Restated	[***]
Change Order 3	[***]
Work Order 6	[***]
Change Order 1	[***]
Work Order 7	[***]
Work Order 8	[***]
Change Order 1	[***]
Change Order 2	[***]
Work Order 9	[***]
Change Order 1	[***]
Change Order 2	[***]
Work Order 10	[***]
Change Order 1	[***]
Work Order 11
LOA	[***]
LOA – Extension to 3/9/18	[***]
Amended and Restated WO 11	[***]

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Amended and Restated WO 11 – Amend 1	[***]
Amended and Restated WO 11 – Amend 2	[***]
Amended and Restated WO 11 – Amend 3	[***]

Notwithstanding anything herein to the contrary, the MSA shall remain in effect for Work Order 1 and the following change orders, only For the purposes of RRD continuing to provide ad-hoc, hourly consulting services for projects not related to this PDA and any Project Agreements hereunder.

Work Order 1	[***]
Change Order 1	[***]
Change Order 2	[***]
Change Order 3	[***]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

RRD INTERNATIONAL, LLC		EIGER BIOPHARMACEUTICALS, INC.

By:	/s/ J. Scott Tarrant	By:	/s/ David Cory

Name:	J. Scott Tarrant	Name:	David Cory

Title:	President	Title:	Chief Executive Officer

Date:	8/11/18	Date:	8/11/18

[ *** ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.